EXHIBIT 1(c)

                       WRITTEN CONSENT OF THE DIRECTORS OF
                       INDIANAPOLIS LIFE INSURANCE COMPANY
                              IN LIEU OF A MEETING



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                                                                    EXHIBIT 1(c)

                       INDIANAPOLIS LIFE INSURANCE COMPANY
                            (AN INDIANA CORPORATION)


               UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS

       WHEREAS, the consummation of the statutory merger of IL Annuity and Insurance Company with and into its parent company, Indianapolis Life Insurance Company, in accordance with the applicable laws of the States of Kansas and Indiana and the resulting cessation of the separate existence of IL Annuity and Insurance Company is expected soon; and

                                      * * *
       WHEREAS, upon the consummation of the statutory merger, Indianapolis Life Insurance Company shall possess all assets, including all separate account assets, of IL Annuity and Insurance Company, and Indianapolis Life Insurance Company shall be vested with all obligations belonging to or due IL Annuity and Insurance Company without further act or deed; and

                                      * * *
       WHEREAS, Indianapolis Life Insurance Company is and shall continue to be subject to the laws of the State of Indiana; and

                                      * * *
       WHEREAS, upon consummation of the statutory merger, Indianapolis Life Insurance Company shall become the depositor for IL Annuity and Insurance Co. Separate Account 1, a separate account established on November 1, 1994 by the Directors of IL Annuity and Insurance Company to support the issuance of variable annuity contracts and registered with the U.S. Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940; and

                                      * * *
       WHEREAS, the Directors of Indianapolis Life Insurance Company deem it advisable to change the designation of IL Annuity and Insurance Co. Separate Account 1 to ILICO Separate Account 1, upon consummation of the statutory merger;

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                                      * * *
       NOW THEREFORE, BE IT RESOLVED, that Indianapolis Life Insurance Company, an Indiana stock life insurance company, shall be authorized to act as depositor for the variable annuity contracts issued by IL Annuity and Insurance Company though IL Annuity and Insurance Co. Separate Account 1 before the consummation of the statutory merger; and

                                      * * *
       RESOLVED further, that IL Annuity and Insurance Co. Separate Account 1 shall be subject to the laws of the State of Indiana; and

                                      * * *
       RESOLVED further, that the Board of Directors of Indianapolis Life Insurance Company hereby approves changing the designation of the IL Annuity and Insurance Company Separate Account 1 to ILICO Separate Account 1 upon the consummation of the statutory merger; and

                                      * * *
       RESOLVED further, that the appropriate officers of Indianapolis Life Insurance Company, with such assistance from auditors, legal counsel and independent consultants or other as they may required, are hereby authorized and directed to take all actions, and execute any and all documents, as may be necessary to maintain the lawful operations of ILICO Separate Account 1 under all applicable federal and state laws, rules and regulations.

       Pursuant to the authority vested in the Board of Directors under the Bylaws and Articles of Incorporation of Indianapolis Life Insurance Company (the "Company"), an Indiana stock life insurance company, and pursuant to the authority of the laws of Indiana, the undersigned, being all the directors of the Company, do hereby affirmatively adopt, approve, and vote for the foregoing Resolutions of the Board of Directors, it being intended that this consent shall have the same force and effect as the unanimous vote of the Directors at a regular meeting of the Board of Directors duly called and held at which a quorum was present and acting unanimously throughout. The Secretary is directed to file this consent in the Company's minute book as a duly authorized action by the unanimous written consent of the Board of Directors of the Company.

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       IN WITNESS WHEREOF, the undersigned hereby certify, consent and agree to the foregoing Resolutions and they have executed this Unanimous Consent to be filed as part of the record of the Company this 25th day of June, 2003.

/s/Roger Kay Brooks                       /s/Gary Ross McPhail
-----------------------------------       ------------------------------------
Roger Kay Brooks                          Gary Ross McPhail

/s/Victor Neil Daley                      /s/Thomas Charles Godlasky
-----------------------------------       ------------------------------------
Victor Neil Daley                         Thomas Charles Godlasky

/s/Melinda Sue Urion
-----------------------------------
Melinda Sue Urion

       Filed this 25th day of June, 2003 with the undersigned Secretary of Indianapolis Life Insurance Company.

                                         By: /s/James Andrew Smallenberger
                                            -----------------------------------
                                              James Andrew Smallenberger
                                              Secretary


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